Exhibit 99.1


FOR IMMEDIATE RELEASE

                                       For further information contact:
                                       Donald A. Williams, President & CEO
                                       Michael J. Janosco Jr., CFO
                                       413-568-1911

Westfield Financial, Inc. Declares Special Dividend and Reports Results for the Quarter Ended March 31, 2005

Westfield, Massachusetts, April 27, 2005: (AMEX:WFD) Westfield Financial, Inc. (the "Company"), the holding company for Westfield Bank (the "Bank"), reported net income for the three months ended March 31, 2005 of $1.5 million or $0.16 per diluted share, versus $1.6 million, or $0.16 per diluted share, for the comparable prior year period.

The 2004 results included net gains from the sale of securities of $479,000 for the three months ended March 31, 2004. This was primarily the result of the Company selling its common stock portfolio in 2004. There were no net gains from sales of securities for the three months ended March 31, 2005.

Donald A. Williams, President and Chief Executive Officer, said, "We continue to execute our strategic plan of growing our commercial business relationships. Commercial real estate loans and commercial and industrial loans increased $10.0 million, or 4.2%, to $249.1 million at March 31, 2005 from $239.1 million at December 31, 2004." Mr. Williams also stated, "On April 26, 2005 the Board of Directors declared a regular cash dividend of $0.10 per share and for the first time, a special cash dividend of $0.20 per share to all shareholders of record on May 12, 2005 payable on May 26, 2005."

Net interest and dividend income was $5.9 million for the three months ended March 31, 2005 and also the three months ended March 31, 2004. Net interest margin for the three months ended March 31, 2005 was 3.21% compared with 3.14% for the same period in 2004.

The provision for loan losses for the three months ended March 31, 2005 was $140,000 compared with $150,000 for the same period in 2004.

Noninterest income for the three months ended March 31, 2005 was $748,000, compared to $586,000 for the three months ended March 31, 2004. Net checking account processing fee income was $390,000 for the three months ended March 31, 2005 as compared to $284,000 for the same period in 2004. The increase is a result of new products and services provided to Westfield Bank's checking account customers commencing in the second quarter of 2004.

Noninterest expense for the three months ended March 31, 2005 was $4.6 million compared to $4.5 million for the same period in 2004.

Total assets increased $2.8 million to $799.7 million at March 31, 2005 from $796.9 million at December 31, 2004. Net loans during this period increased by $3.5 million to $372.1 million at March 31, 2005 from $368.6 million at December 31, 2004. Securities increased $3.7 million to $338.6 million at March 31, 2005 from $334.9 million at December 31, 2004.

Total deposits increased $3.2 million from $612.6 million at December 31, 2004 to $615.8 million at March 31, 2005. The increase in deposits was primarily the result of an increase of $4.2 million in term deposits, which were $317.3 million at March 31, 2005.

Customer repurchase agreements decreased $1.3 million from $14.6 million at December 31, 2004 to $13.3 million at March 31, 2005. Federal Home Loan Bank borrowings were $45.0 million at both March 31, 2005 and December 31, 2004.

Stockholders' equity at March 31, 2005 and December 31, 2004 was $118.8 million and $118.1 million, respectively, representing 14.9% and 14.8% of total assets, respectively. The change is comprised of net income of $1.5 million for the three months ended March 31, 2005, an increase in net unrealized losses on securities available for sale of $532,000, net of taxes, and the declaration by the Board of Directors of a quarterly dividend amounting to $401,000.

The Company's annual meeting of shareholders will be held on Friday, May 20, 2005 at 10:00 a.m., at the Tekoa Country Club located at 459 Russell Road, Westfield, Massachusetts 01085. At the meeting, shareholders of record on March 25, 2005, will be asked to consider and vote upon the election of four directors and any other matters as may properly come before the meeting, or any adjournments thereof.

The Bank is headquartered in Westfield, Massachusetts and operates through 10 banking offices in Agawam, East Longmeadow, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this news release, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future period in any current statements. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                 WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
        Selected Consolidated Statement of Operations and Other Data
                   ($ in thousands, except per share data)
                                 (Unaudited)


                                           Three Months Ended
                                               March 31,

                                          2005           2004
                                          ----           ----

Interest and dividend income           $    8,878     $     8,620
Interest expense                            2,963           2,751
                                       ----------     -----------

Net interest and dividend income            5,915           5,869
Provision for loan losses                     140             150
                                       ----------     -----------

Interest and dividend income after
 provision for loan losses                  5,775           5,719
Net gains on sales
 on securities available for sale               0             479
Noninterest income                            748             586
Noninterest expense                         4,582           4,483
                                       ----------     -----------

Income before income taxes                  1,941           2,301
Income taxes                                  430             694
                                       ----------     -----------
Net income                             $    1,511     $     1,607
                                       ==========     ===========


Basic earnings per share               $     0.16     $      0.16

Average shares outstanding              9,499,055       9,976,758

Diluted earnings per share             $     0.16     $      0.16

Diluted average shares outstanding      9,712,330      10,209,196

Other Data:

Return on Average Assets (1)                 0.77%           0.81%

Return on Average Equity (1)                 5.17%           5.15%

Net Interest Margin                          3.21%           3.14%

<F1>  Three month results have been annualized.

                 WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
             Selected Consolidated Balance Sheet and Other Data
                   ($ in thousands, except per share data)
                                 (Unaudited)


                                                             March 31     December 31
                                                               2005          2004

Total assets                                                 $799,687      $796,903
Securities held to maturity                                   239,982       246,600
Securities available for sale                                  98,613        88,284
Stock in Federal Home Loan Bank of Boston                       4,237         4,237

Loans                                                         377,402       373,828
Allowance for loan losses                                       5,289         5,227
                                                             --------      --------
Net loans                                                     372,113       368,601

Total deposits                                                615,843       612,621

Federal home loan bank advances                                45,000        45,000

Stockholders' equity                                          118,767       118,051

Book value per share                                            12.50         12.43


Other Data:

Nonperforming loans                                          $  2,204      $  2,171

Nonperforming loans as a percentage of total assets              0.28%         0.27%

Nonperforming loans as a percentage of total loans               0.58%         0.58%

Allowance for loan losses as a percent of
 nonperforming loans                                              240%          241%

Allowance for loan losses as a percentage of total loans         1.40%         1.40%